UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO
SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting material pursuant to Section 240.14a-12

FIRST CAPITAL INVESTMENT CORPORATION

(Name of Registrant as Specified in its Charter)

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First Capital Investment Corporation
410 Park Avenue, 14th Floor
New York, NY 10022
(646) 512-9054

July 18, 2018

Dear Stockholder:

You are cordially invited to attend our 2018 Annual Meeting of Stockholders to be held on August 7, 2018, at 10:00 a.m. local time at our offices located at 410 Park Avenue, 14th Floor, New York, New York 10022.

The matters expected to be acted upon at the meeting are described in the following Notice of the 2018 Annual Meeting of Stockholders and Proxy Statement.

Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of First Capital Investment Corporation and for a discussion of the business to be considered at the meeting.

It is important that you use this opportunity to take part in the affairs of First Capital Investment Corporation by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR SUBMIT YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Voting by proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Derek Taller, PhD
President and Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS	1
GENERAL	2
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	5
PROPOSAL 1. ELECTION OF DIRECTORS	6
PROPOSAL 2. APPROVAL OF INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES AGREEMENT	12
BOARD CONSIDERATIONS	15
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	17
PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
AVAILABLE INFORMATION	22
SUBMISSION OF STOCKHOLDER PROPOSALS	22
PRIVACY NOTICE	23
OTHER MATTERS TO COME BEFORE THE MEETING	23
APPENDIX A Form of Investment Advisory and Administrative Services Agreement	A-1

First Capital Investment Corporation
410 Park Avenue, 14th Floor
New York, NY 10022
(646) 512-9054

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 7, 2018

To First Capital Investment Corporation Stockholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of First Capital Investment Corporation, a Maryland corporation (the “Company,” “we,” or “us”), will be held on August 7, 2018, at 10:00 a.m. local time at our offices located at 410 Park Avenue, 14th Floor, New York, New York 10022. The purposes of the meeting are to:

1.

consider and vote upon the election of three members of the board of directors of the Company (the “Board of Directors” or the “Board”) (each, a “Director”) to hold office until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	consider and vote upon an investment advisory and administrative services agreement by and between First Capital Investment Corporation and FCIC Advisors LLC (“FCIC Advisors”);
3.	consider and ratify the appointment of Malone Bailey, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and
4.	transact such other business as may properly come before the 2018 Annual Meeting of Stockholders or any adjournment or postponement thereof.

The proposals and other related matters are discussed in the following pages, which are made part of this notice. Only stockholders of record at the close of business on July 17, 2018 are entitled to receive this notice and to vote at the 2018 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2018 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 7, 2018. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT www.proxyvoting.com/firstcapital.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Sincerely,

By Order of the Board of Directors

Derek Taller

Frank Grant
Jeff Davi

FIRST CAPITAL INVESTMENT CORPORATION

410 Park Avenue, 14th Floor
New York, NY 10022

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 7, 2018

PROXY STATEMENT

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or the “Board”) of First Capital Investment Corporation, a Maryland corporation (the “Company”), for use at the 2018 Annual Meeting of Stockholders of the Company to be held on August 7, 2018, at 10:00 a.m. local time at our offices located at 410 Park Avenue, 14th Floor, New York, NY 10022, and any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the accompanying materials are being mailed on or about July 18, 2018 to stockholders of record described below and are available at www.proxyvoting.com/firstcapital.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Shares will be voted FOR:

(i)

the proposal to elect each of the director nominees named herein to the Board to serve until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified (the “Director Proposal”).

(ii)	the proposal to ratify the appointment of Malone Bailey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (the “Accountant Proposal”)

If no specification is made, such abstention will have the same effect as a vote AGAINST:

(i)	the proposal to approve the investment advisory and administrative services agreement by and between First Capital Investment Corporation and FCIC Advisors LLC (the “New Advisory Agreement”).

Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to any proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Share held. Under the Articles of Amendment and Restatement of the Company, as amended (the “Charter”), one third of the number of Shares entitled to cast votes, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting to permit further solicitation of proxies. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If it appears that there are not enough votes to approve any proposal at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days after the record date originally fixed for the Annual Meeting without notice, other than announcement at the Annual Meeting, to permit further solicitation of proxies.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

Our board of directors has fixed the close of business on July 17, 2018 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were [840,627.27] Shares outstanding.

Required Vote

Director Proposal. Each director nominee shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Proposal. There will be no cumulative voting with respect to the Director Proposal.

Approval of the New Advisory Agreement. To become effective, the New Advisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Company. The “vote of a majority of the outstanding voting securities” is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), as the lesser of the vote of (i) 67% or more of the shares of the Company entitled to vote thereon present at the meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or (ii) more than 50% of such outstanding shares of the Company entitled to vote thereon. For purposes of determining the approval of the New Advisory Agreement, abstentions and broker non-votes will have the same effect as shares voted against the proposal.

Accountant Proposal. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the appointment of Malone Bailey LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Accountant Proposal.

Broker Non-Votes

Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have, or choose not to exercise, discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as Shares present for quorum purposes. Because the Director Proposal and the approval of the New Advisory Agreement are non-routine matters, broker non-votes are not considered votes cast and thus have no effect on the Director Proposal or approval of the New Advisory Agreement.

Because the Accountant Proposal is a routine matter, brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, and therefore, there will not be any broker non-votes with respect to the Accountant Proposal.

Householding

Mailings for multiple stockholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (annual reports, proxy statements, etc.) or other communications for all stockholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”). If you do not want to continue to receive combined mailings of Company communications and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, Phoenix American Financial Services, Inc. by telephone at (415) 223-1716 or by mail to First Capital Investment Corporation, c/o Phoenix American Financial Services, Inc., 2401 Kerner Boulevard, San Rafael, California 94901.

Voting

You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;
•	date and sign the proxy card;
•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and
•	allow sufficient time for the proxy card to be received on or before 10:00 a.m., Eastern Time, on August 7, 2018.

The Company has enclosed with this proxy statement the Notice of Annual Meeting of Stockholders and the proxy card. Stockholders may request copies of the Company’s annual report (the “Annual Report”), without charge, by writing to First Capital Investment Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022. The proxy statement and the Annual Report are also available on the Company’s website at www.proxyvoting.com/firstcapital. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company’s transfer agent at (415) 223-1716.

Other Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, proxy card and Annual Report. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company and its affiliates (without special compensation therefor). Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the Stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely on the review of these forms furnished to the Company during the most recently concluded fiscal year, the Company believes that all applicable Section 16(a) filing requirements have been complied with.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of July 17, 2018, information with respect to the beneficial ownership of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each member of our board of directors and each executive officer; and
•	all of the members of our board of directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no shares of common stock subject to options that are currently exercisable or exercisable within 60 days of July 17, 2018.

	Shares Beneficially Owned as of July 17, 2018
Name	Number of Shares	Percentage assuming maximum amount is purchased
Beneficial Owner:
MSS Surgical, LLC	150,505.05	17.9
Mahendra G. & Shaku M. Patel	50,000	5.9
Interested Director:
Derek Taller	0	0
Independent Directors:
Jeff Davi	0	0
Frank Grant	0	0
Executive Officers:
Derek Taller, PhD	0	0
Reid Maclellan, MD	0	0
David Lessen, PhD	0	0
Anthony V. Raftopol	0	0
All officers and directors as a group (7 persons)	0	0

*	Less than 1%

The following table sets forth, as of July 18, 2018, the dollar range of our equity securities that are beneficially owned by each member of our board of directors.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Director:
Derek Taller	None
Independent Directors:
Jeffrey Davi	None
Frank Grant	None

____________________

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

PROPOSAL 1. ELECTION OF DIRECTORS

At the 2018 Annual Meeting of Stockholders, you and the other stockholders will vote on the election of all three members of our board of directors. Those persons elected will serve as directors until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for election as directors:

•	Derek Taller
•	Jeff Davi
•	Frank Grant

Each of the nominees for director is a current member of our board of directors.

The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or any of the executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.

If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for election, the board of directors may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Directors, Executive Officers and Corporate Governance

Directors

Information regarding our board of directors and directors is set forth below. We have divided the directors into two groups — interested directors and independent directors. The address for each director is c/o First Capital Investment Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022.

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on August 7, 2018.
The Notice of Annual Meeting, Proxy Statement and Proxy Card for this meeting are available at:
www.proxyvoting.com/firstcapital

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

If this proxy is properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1 AND 3 AND WILL HAVE THE SAME EFFECT AS VOTES "AGAINST" PROPOSAL 2. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X

A Proposals THE BOARD OF DIRECTORS, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSALS.

	Proposal	FOR	AGAINST	ABSTAIN
1.	To elect three members of the board of directors of the Company to hold office until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualify.	☐	☐	☐
2.	To approve an advisory and administrative services agreement by and between the Company and FCIC Advisors, LLC.	☐	☐	☐
3.	To ratify the appointment of Malone Bailey, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.			

B Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below the box	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within
/ /		

Scanner bar code

XXXXXXXXXXXXXX M XXXXXXXX +

Name	Year of Birth	Director Since
Interested Directors
Derek Taller	1971	2018
Independent Directors
Jeffrey Davi	1967	2017
Frank Grant	1970	2017

Interested Director

Derek Taller, Ph.D. Dr. Derek Taller has served as the Chief Executive Officer of StHealth Capital Partners LLC (“StHealth”) since its inception and has been Chief Executive Officer of FCIC since March 2018. He previously served as Managing Director of LG Investments, a New York-based Multi-Family Office. Dr. Taller has a broad range of expertise in healthcare, and has originated, structured and executed both public and private investment and financing deals. His expertise is further demonstrated by his involvement in leading companies that he supported through managing multiple healthcare equity portfolios and forming fund vehicles to help execute on lucrative corporate strategies and partnerships.

Dr. Taller focuses on innovative product technologies, strategy, growth, management buyouts and global strategic alliances. His strategy places emphasis on transformational healthcare and under-the-radar market opportunities through data analytics, superior innovation, and globalization. He also focuses on a distribution channel for products through large hospital networks domestically and in several overseas countries. Dr. Taller is also involved in policymaking to advance the adoption of breakthrough medical products.

Prior to StHealth, Dr. Taller was a Senior Manager at Benchmark and was involved in the formation of a healthcare fund vehicle. His buy-side experience also spans being a Portfolio Manager at Xmark Partners and Stratix Asset Management where he managed a healthcare fund for public investments.

Previously, Dr. Taller conducted research at New York Medical/Rockefeller, King’s College London, Cancer Institute of New Jersey, UC Berkeley and UCSF. He holds a Ph.D. from the Cancer Institute of New Jersey-RWJ Medical School and an A.B. in Molecular Biology from U.C. Berkeley.

Independent Directors

Jeff Davi. Mr. Davi is a real estate broker with many years of experience in the real estate field. He is a Broker with Keller Williams in Carmel, California where he works as a member of the Monterey Peninsula Home Team on real estate sales and he has also been a principal at A.G. Davi Property Management, a family owned and operated company, for three generations. Mr. Davi has significant experience in real estate sales residential and commercial, leasing, management and financing.

From 2004 to 2011, Mr. Davi served as the 22nd Commissioner of Real Estate for the State of California. As Real Estate Commissioner, he was instrumental in passing legislation that helps better protect consumers from unscrupulous loan modification schemes. He has been a licensed California real estate broker since 1992. He is a past member of the Board of Directors for the California Association of REALTORS®, selected REALTOR® of the year by his peers and served as president of the Monterey County Association of REALTORS®.

Mr. Davi currently serves as a member of the board of directors of Seneca Center, a nonprofit that offers community-based and family-based service options for emotionally troubled children and their families. From 2010 to 2012, Mr. Davi served as a member of the California Council on Criminal Justice. From 2007 to 2010, Mr. Davi served as a member of the Interdepartmental Task Force on Non-Traditional Mortgages. Mr. Davi also has served as Chairman of the Board of REInfoLink, now known as MlsListings. He also served as president of the Economic Development Corporation of Monterey County, was a co-founder of the Affordable Housing Steering Council of Monterey County and was on the founding board of directors of the Monterey County Visitor and Convention Bureau.

 Mr. Davi graduated with a B.S. from St. Mary’s College.

Frank Grant. Mr. Grant has served on our board of directors since March 2017. Mr. Grant has served as Managing Director of Interstate Venture Capital, a venture capital and advisory firm that focuses on the world’s most promising consumer-focused Internet and mobile companies, since November 2016. Prior to Interstate Venture Capital, Mr. Grant was a Partner with Stradling, a business law firm, representing entrepreneurs, emerging growth companies, venture capital firms and investors, from July 2015 to November 2016. He focused his practice on assisting clients in solving business problems, executing business strategies and achieving critical business objectives. Prior to Stradling, Mr. Grant served as Senior Counsel at Perkins Coie, LLP, an international law firm headquartered in Seattle, Washington, from January 2012 to July 2015.

In addition to investing, Mr. Grant regularly works with public and private companies in fundraising, corporate transactions, and corporate governance matters. He has extensive experience with public and private mergers and acquisitions, asset acquisitions and dispositions, private placements and venture capital financings. He assists private and public companies in the acquisition and sale of full business enterprises, subsidiaries, divisions and other select assets. He also helps operating companies, management groups, founders and investors in various transactions, including mergers and acquisitions, joint ventures, debt and equity financings, distribution and supply arrangements and other strategic transactions.

Mr. Grant serves on the board of directors and the audit committee of First Capital Real Estate Trust, a publicly-registered, non-traded real estate investment trust. Mr. Grant is also a member of Pasadena Angels and a member of the Yurok Tribe of California. He advises companies on a wide range of tribal related matters, including federal Indian law, gaming, energy and other economic development opportunities. Mr. Grant assists in the development of diverse economic enterprises to invest in infrastructure and support tribal governmental programs. He also advises on the formation of tribal economic development corporations and assists tribes with investing in business interests ranging from restaurants and hotels, to retail shopping centers and energy generation facilities.

Mr. Grant earned a M.B.A. from the Stanford Graduate School of Business, a J.D. from Stanford Law School and a B.A. with High Honors in Economics from the University of California, Berkeley.

The Company has determined that Mr. Grant’s extensive experience with mergers and acquisitions, fundraising and venture capital financings has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

Executive Officers

The address for each executive officer is c/o First Capital Investment Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022.

The following persons serve as our executive officers in the following capacities:

Name	Year of Birth	Positions Held
Derek Taller, PhD	1971	President and Chief Executive Officer
Reid Maclellan, MD	1983	Chief Operating Officer
David Lessen, PhD	1959	Chief Financial Officer, Treasurer and Secretary
Anthony V. Raftopol	1969	Chief Compliance Officer

Derek Taller, PhD. Please see Dr. Taller’s bio in the Interested Director section above.

Reid Maclellan, MD. Dr. Reid Maclellan has served as the Chief Operating Officer of StHealth since its inception in March 2018. He concurrently actively practices and teaches translational medical research. Dr. Maclellan is an Adjunct Professor at both Harvard Medical School and Boston Children’s Hospital.

Dr. Maclellan is managing partner of Crimson Veritas Consulting Group (CVCG). CVCG’s clients consist of several family offices throughout the US. CVCG specializes in sourcing and performing due diligence on deals primarily in the biotech, medtech, and pharmacology spaces.

Dr. Maclellan currently serves on the Board of Directors for five organizations, including both for-profit and not-for-profit. He is a member of the Scientific Advisory Board for Nanotronics, a privately-held artificial intelligence pioneer. Dr. Maclellan also sits on all three of the Maclellan Family Foundations’ boards. Maclellan Family Foundations was founded in 1945. The corpus originated from the family-owned business Provident Insurance. Maclellan Family Foundations supports over 100 charitable organizations each year.

As a key opinion leader in the fields of vascular anomalies and lymphedema, Dr. Maclellan frequently lectures internationally and speaks at conferences for the American College of Surgeons, the Plastic Surgery Research Council, the American Society of Plastic Surgeons, and the International Society for the Study of Vascular Anomalies. He completed a general surgery internship at the University of Tennessee College of Medicine Chattanooga. Dr. Maclellan then completed plastic surgery clinical and research fellowships at Harvard Medical School and Boston Children’s Hospital.

Dr. Maclellan graduated magna cum laude with a B.S. from the University of Alabama at Birmingham. He received his M.D. from the University of Alabama School of Medicine. He earned a post-doctoral Master in Medical Sciences Degree in translational medical research from Harvard Medical School.

David Lessen, PhD. Dr. David Lessen has over 25 years of financial experience. 12 of those years are healthcare sector related. He has been Chief Financial Officer of StHealth and FCIC since March 2018. He was previously the Chief Financial Officer and member of the Board of Directors of Cerebral Assessment Systems where he sourced and managed investment banking relationships, led capital raising and strategic partnership initiatives, restructured the company’s debt, and oversaw treasury and accounting activities.

Cerebral Assessment Systems produced Cognivue, the first FDA-cleared medical device for the detection and measurement of dementia and cognitive impairment. Concurrently, Dr. Lessen was a Managing Director at Atlas Financial Partners, which advises on and structures solutions to the risks associated with its corporate clients’ benefits-related financial liabilities.

Previously, Dr. Lessen was a Managing Director at Broadpoint Gleacher, a Managing Director at UBS Investment Bank and held various capital markets roles at Zurich Capital Markets, JP Morgan, Toronto Dominion and Goldman Sachs.

Dr. Lessen received both a BSc in Mechanical Engineering and a Master’s degree in Aerospace Engineering from Cornell University. He received a Ph.D. in Theoretical and Applied Mechanics from Rensselaer Polytechnic Institute and an MBA from Cornell University’s Johnson Graduate School of Management.

Anthony V. Raftopol. Anthony Raftopol is a Dubai-based, United States-trained Partner with the firm of MENA LEGAL, focusing for almost 25 years on cross-border transactions for the benefit of private and institutional investors to the Middle East and Eastern Europe. His clients are engaged in a wide variety of fields, including transportation, infrastructure, construction, power generation, oil & gas, agriculture, real estate, leisure properties and consumer products.

Throughout his career, Mr. Raftopol has focused on lending and finance, and is currently CCO to First Capital Investment Corporation, a New York City-based, SEC-regulated fund focused on the international biotech and medical device sector. Mr. Raftopol is also involved in fintech start-ups and represents several crypto-currency issuers in their global ICO offerings, as well as related fintech infrastructure licensing and development.

Mr. Raftopol has been a member of the Bar of the State of New York (USA) since 1995, and is also a member of the Bar of Bucharest, Romania (status currently inactive). He is a graduate of the Boston University School of Law. In addition to his native English and Romanian, Mr. Raftopol also speaks and works in several other European languages.

Committees of the Board of Directors

Our board of directors has the following committees:

Audit Committee

The audit committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The members of the audit committee are Mr. Davi and Mr. Grant, each of whom is an independent director. Mr. Grant serves as the chairman of the audit committee. Our board of directors has determined that Mr. Grant is an “audit committee financial expert” as defined under SEC rules. The audit committee met twice during the year ended December 31, 2017.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee selects and nominates directors for election by our stockholders, selects nominees to fill vacancies on our board of directors or a committee thereof, develops and recommends to our board of directors a set of corporate governance principles and oversees the evaluation of our board of directors. The nominating and corporate governance committee considers candidates suggested by its members and other directors, as well as our management and stockholders. A stockholder who wishes to recommend a prospective nominee for our board of directors must provide notice to our corporate secretary in accordance with the requirements set forth in our bylaws. The members of the nominating and corporate governance committee are Mr. Davi and Mr. Grant, each of whom is an independent director. Mr. Grant serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee met once during the year ended December 31, 2017.

Board Leadership Structure

Our board of directors consists of three members, two of whom are not “interested persons” of us or FCIC Advisors, as defined in Section 2(a)(19) of the 1940 Act. Both of the directors are thus independent directors under Rule 303A.00 of the New York Stock Exchange, LLC. We refer to these individuals as our independent directors. Members of our board of directors are elected annually at our annual meeting of stockholders. We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under Section 402 of the Sarbanes-Oxley Act.

Derek Taller serves as chairman of our board of directors. Our charter, as well as regulations governing BDCs generally, requires that a majority of the board of directors be independent directors. Our board of directors does not currently have a lead independent director. Our board of directors, after considering various factors, has concluded that its existing structure is appropriate given our current size, complexity and the types of potential conflicts of interest that may be expected to arise between us and our service providers, including FCIC Advisors. In particular, our board of directors’ conclusion that the lack of a lead independent director designation is appropriate was based on the fact that the chairman of our audit committee is an independent director and serves as the contact point for our officers and service providers to raise issues requiring independent oversight.

Attendance at Board Meetings and the Annual Stockholder Meeting

The board of directors held six meetings during the fiscal year ended December 31, 2017. Each of our former directors attended at least 75% of the aggregate total number of meetings of the board of directors held during the period for which he served as a director and of the aggregate total number of meetings held by all committees of the board of directors on which he served during the periods in which he served.

The Board of Directors’ Role in Risk Oversight

Through its oversight role, and indirectly through its committees, our board of directors performs a risk oversight function for us consisting of, among other things, the following activities: (1) at regular and special board of directors meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to our performance and operations; (2) reviewing and approving, as applicable, our compliance policies and procedures; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (4) meeting with, or reviewing reports prepared by, the representatives of key service providers, including our investment adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto; and (5) engaging the services of our chief compliance officer to test our compliance procedures and our service providers.

Code of Ethics

We and FCIC Advisors have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that, among other things, establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our code of ethics is incorporated by reference to our registration statement. You may also read and copy our code of ethics at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. In addition, our code of ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov.

You may also obtain a copy of our code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549.

Compensation of Directors

Our directors who do not also serve in an executive officer or interested director capacity for us, FCIC Advisors or the dealer manager or who are otherwise affiliated therewith, are entitled to receive annual cash retainer fees, fees for attending in-person board and committee meetings and annual fees for serving as a committee chairperson, determined based on our net assets as of the end of each fiscal quarter. These directors are Mr. Davi and Mr. Grant. Amounts payable under the arrangement will be determined and paid quarterly in arrears as follows:

Net Assets	Annual Cash Retainer	Board/ Committee Meeting Fee	Annual Chairperson Fee
$0 to $100 million	$12,000	$500	$1,000
$100 million to $300 million	$25,000	$1,000	$5,000
$300 million to $500 million	$40,000	$1,000	$5,000
$500 million to $1 billion	$60,000	$1,500	$20,000
> $1 billion	$80,000	$2,500	$25,000

The following table sets forth compensation of our directors, for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash(1)	All Other Compensation	Total
Interested Directors
Jeffrey McClure(1)	—	—	—
Suneet Singal(2)	—	—	—
Liam Coakley(3)	—	—	—
Independent Directors
Keith Hall(4)	3,000	—	3,000
David Duhamel(4)	3,000	—	3,000
Steven Looney(4)	3,000	—	3,000
Dr. Bob Froehlich(5)	16,000	—	16,000
Frank Grant(5)	16,000	—	16,000
Jeffrey Davi(6)	3,000	—	3,000

_______________________

(1)	Mr. McClure resigned from the board of directors on March 30, 2017.
(2)	Mr. Singal was appointed to the board of directors on March 30, 2017 and resigned on March 13, 2018.
(3)	Mr. Coakley resigned from the board of directors on March 30, 2017.
(4)	Messrs. Hall, Duhamel and Looney resigned from the board of directors on March 30, 2017.
(5)	Dr. Froehlich and Mr. Grant were appointed to the board of directors on March 30, 2017. Dr. Froehlich resigned on March 8, 2018.
(6)	Mr. Davi was appointed to the board of directors on September 15, 2017.

We will also reimburse our directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

We will not pay compensation to our directors who also serve in an executive officer or interested director capacity for us, FCIC Advisors or the dealer manager or who are otherwise affiliated therewith.

Compensation of Executive Officers

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of FCIC Advisors or by individuals who were contracted by us or by FCIC Advisors to work on behalf of us, pursuant to the terms of the Investment Advisory and Administrative Services Agreement between the Company and FCIC Advisors (the “Original Advisory Agreement”). Each of our executive officers is an employee of FCIC Advisors or an outside contractor, and the day-to-day investment operations and administration of our portfolio are managed by FCIC Advisors. In addition, we will reimburse FCIC Advisors for our allocable portion of expenses incurred by FCIC Advisors in performing its obligations under the Original Advisory Agreement, including the allocable portion of the cost of our officers and their respective staffs determined under such agreement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

PROPOSAL 2. APPROVAL OF INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES AGREEMENT

Background and Reason for Vote

On March 13, 2018, First Capital Master Advisor, LLC (“FCMA”), the entity that owned FCIC Advisors, entered into a purchase agreement with StHealth Capital Partners LLC (“StHealth”), whereby StHealth agreed to acquire all of the membership units owned by FCMA in FCIC Advisors, in exchange for a secured promissory note payable over time (the “Acquisition”).

The investment advisory and administrative services agreement (the “Original Advisory Agreement”) which was in place prior to the Acquisition, as required by Section 15 of the 1940 Act, provided for its automatic termination in the event of “assignment” (as defined in the 1940 Act). The consummation of the Acquisition resulted in a change of control of FCIC Advisors and therefore the automatic termination of the Original Advisory Agreement, as required by the 1940 Act.

As a result of the termination of the Original Advisory Agreement, the Company’s board of directors, including the majority of the Independent Directors, held a telephonic meeting on March 13, 2018 and approved an interim investment advisory and administration agreement (the “Interim Advisory Agreement”) between the Company and FCIC Advisors, as permitted under Rule 15a-4 of the 1940 Act. The terms of the Interim Advisory Agreement are substantially similar to the Original Advisory Agreement. As a result, FCIC Advisors currently provides management services to the Company pursuant to the Interim Advisory Agreement, as permitted under Rule 15a-4 of the 1940 Act. The Interim Advisory Agreement went into effect on March 14, 2018 and, pursuant to Rule 15a-4, can continue in effect for no greater than 150 days following the date on which the previous investment advisory agreement terminated.

On June 29, 2018, the Company’s board of directors, including a majority of Independent Directors, for reasons discussed below (see “Board Considerations”) approved a new investment advisory and administrative services agreement (the “New Advisory Agreement”) between FCIC Advisors and the Company. In addition, pursuant to the 1940 Act, the New Advisory Agreement also requires the affirmative vote of the holders of a majority of the Company’s outstanding voting securities. As a result, at a meeting held on June 29, 2018, the board of directors, including a majority of the Independent Directors, recommended that the stockholders of the Company approve the New Advisory Agreement. The Company intends to hold the Annual Meeting on or about August 7, 2018, during which time stockholders of record will be asked to vote on the approval of the New Advisory Agreement.

The form of the New Advisory Agreement is attached hereto as Appendix A.

Comparison of the Original Advisory Agreement and New Advisory Agreement

The terms of the New Advisory Agreement are described herein. If approved by our stockholders, the New Advisory Agreement will expire two years from the date of approval, unless continued thereafter for successive one-year periods if such continuance is approved in the manner provided for under Section 15 of the 1940 Act. Below is a comparison of certain terms of the Original Advisory Agreement to the terms of the New Advisory Agreement. For a more complete understanding of the New Advisory Agreement, please refer to the form of the New Advisory Agreement provided in Appendix A. The summary below is qualified in all respects by the terms and conditions of the form of New Advisory Agreement attached hereto as Appendix A.

Investment Advisory Services. The investment advisory services to be provided by FCIC Advisors to the Company under the New Advisory Agreement will be identical to those services currently provided by FCIC Advisors to the Company under the Original Advisory Agreement. Each of the Original Advisory Agreement and the New Advisory Agreement provides that FCIC Advisors shall manage the investment and reinvestment of the Company’s assets in accordance with the Company’s investment objectives and policies and limitations and administer the Company’s affairs to the extent requested by, and subject to the supervision of, the Company’s board of directors.

Expenses. The provisions governing the allocation of expenses among the Company and FCIC Advisors under the New Advisory Agreement are substantially similar to those under the Original Advisory Agreement, except that, under the New Advisory Agreement, the Company will bear the cost of rent or depreciation, utilities, capital equipment, and other administrative items of the Adviser.

Fees. Under the Original Advisory Agreement, the Company paid FCIC Advisors the fees as described below:

FCIC Advisors was entitled to a fee consisting of two components — a base management fee and an incentive fee based on our performance. The base management fee was payable quarterly in arrears, and was calculated at an annual rate of 2.0% of our average monthly gross assets during such period.

The incentive fee consisted of two parts. The first part, which we referred to as the subordinated incentive fee on income, was calculated and payable quarterly in arrears, equaled 20.0% of our “pre-incentive fee net investment income” for the immediately preceding quarter and was subject to a hurdle rate, or the rate of return that must be met before incentive fees were payable to FCIC Advisors, expressed as a rate of return on adjusted capital, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%. As a result, FCIC Advisors would not earn this incentive fee for any quarter until our pre-incentive fee net investment income for such quarter exceeded the hurdle rate of 1.75%. Once our pre-incentive fee net investment income in any quarter exceeded the hurdle rate, FCIC Advisors would be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until our pre-incentive fee net investment income for such quarter equaled 2.1875% of adjusted capital, or 8.75% annually. This “catch-up” feature allowed FCIC Advisors to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, FCIC Advisors would receive 20.0% of pre-incentive fee net investment income.

The second part of the incentive fee, which we referred to as the incentive fee on capital gains, was determined and payable in arrears as of the end of each calendar year (or upon termination of the Original Advisory Agreement). This fee equaled 20.0% of our incentive fee capital gains, which equaled our realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.

Under the Original Advisory Agreement, FCIC Advisors agreed not to receive any incentive fees on capital gains until such time as the amount of capital gains incentive fees that would have otherwise been payable to FCIC Advisors equaled the total of the selling commissions, dealer manager fees and organization and offering expenses borne by stockholders measured as of the end of each fiscal year on a cumulative basis (the “Waiver Provision”).

Once we generated sufficient realized gains in order to pay capital gains incentive fees, we would accrue for the capital gains incentive fee, which, if earned, would be paid annually. We would accrue the capital gains incentive fee based on net realized and unrealized gains; however, under the terms of the New Advisory Agreement, the fee payable to FCIC Advisors would be based on realized gains and no such fee would be payable with respect to unrealized gains unless and until such gains were actually realized.

The fee provisions of the New Advisory Agreement are substantially similar to those of the Original Advisory Agreement, except that, under the New Advisory Agreement, (1) the first part of the incentive fee is referred to as the subordinated incentive fee on interest or dividend income; (2) the hurdle rate is equal to 0.496% per quarter, or an annualized hurdle rate of 2.0%; (3) the “catch-up” fee will be equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre-incentive fee net investment income for such quarter equals 0.619% of adjusted capital, or 2.5% annually; (4) there is no Waiver Provision; (5) the incentive fee on capital gains will be determined and payable in arrears as of the end of each quarter rather than each calendar year; and (6) incentive fees not paid at the end of the calendar year in which they were earned will accrue until such time when the management chooses to pay them.

In addition, during the period in which the Original Advisory Agreement was effective, the Company and FCIC Advisors were parties to an Expense Support and Conditional Reimbursement Agreement (the “Expense Reimbursement Agreement”). The Expense Reimbursement Agreement terminated upon the termination of the Original Advisory Agreement, and the Company is no longer party to any such agreement. It is possible that this transition away from an expense reimbursement agreement could result in a material increase in expenses.

Pursuant to the First Amendment to the Interim Advisory Agreement, dated March 14, 2018, all advisory fees earned by FCIC Advisors during the term of the Interim Advisory Agreement will be placed in an interest-bearing escrow account with the Company’s custodian payable to FCIC Advisors at such time as the New Advisory Agreement is approved by the Company’s stockholders.

Indemnification. Each of the Original Advisory Agreement, the Interim Advisory Agreement and the New Advisory Agreement provides that FCIC Advisors and its officers, managers, controlling persons and any other person or entity affiliated with it acting as our agent are not entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FCIC Advisors or such other person, nor will FCIC Advisors or such other person be held harmless for any loss or liability suffered by us, unless: (1) FCIC Advisors or such other person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (2) FCIC Advisors or such other person was acting on behalf of or performing services for us; (3) the liability or loss suffered was not the result of negligence or misconduct by FCIC Advisors or such other person acting as our agent; and (4) the indemnification or agreement to hold FCIC Advisors or such other person harmless for any loss or liability suffered by us is only recoverable out of our net assets and not from our stockholders. We maintain a joint liability insurance policy with our affiliates, including FCIC Advisors. The premiums for this policy are allocated across all insureds based on, among other things, the proportional share of the premium that we and our affiliates would pay had we purchased our policies separately and the asset base of each such entity. The independent directors of our board of directors must review and approve our allocation on an annual basis. As a result, FCIC Advisors bears the cost of its own liability insurance.

Continuance. The Original Advisory Agreement originally was in effect for an initial two-year term and could be continued thereafter for successive one-year periods if such continuance was specifically approved at least annually in the manner required by the 1940 Act. If our stockholders approve the New Advisory Agreement, the New Advisory Agreement will have a two-year term, with the ability to continue thereafter for successive one-year periods if such continuance is specifically approved at least annually in the manner required by the 1940 Act.

Termination. Each of the Original Advisory Agreement and the New Advisory Agreement provides that the Agreement shall automatically terminate in the event of its assignment. The Original Advisory Agreement provided that it could be terminated at any time, without the payment of any penalty, (a) by the Company upon 60 days’ written notice to FCIC Advisors, (i) upon the vote of a majority of the outstanding voting securities of the Company, or (ii) by the vote of the independent directors, or (b) by FCIC Advisors upon 120 days’ written notice to the Company. The New Advisory Agreement provides that it may be terminated at any time, without the payment of any penalty, by the vote of the board of directors or by the “vote of a majority of the outstanding voting securities” or by FCIC Advisors, in each case on not more than 60 days’ prior written notice to the other party.

Stockholder Approval

To become effective, the New Advisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Company. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Company entitled to vote thereon present at the meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or (ii) more than 50% of such outstanding shares of the Company entitled to vote thereon. For purposes of determining the approval of the New Advisory Agreement, abstentions and broker non-votes will have the same effect as shares voted against the proposal.

The New Advisory Agreement was approved by the Company’s board of directors on June 29, 2018 after consideration of all factors that it determined to be relevant to its deliberations, including those discussed in “Board Considerations” after Proposal 2 below. The board of directors also determined to submit the New Advisory Agreement for consideration by the stockholders of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” APPROVAL OF THE NEW ADVISORY AGREEMENT.

BOARD CONSIDERATIONS

The board of directors met on June 29, 2018 to consider the approval of the New Advisory Agreement, the terms of which are described above.

In connection with the approval of the New Advisory Agreement, the board of directors, including the Independent Directors, considered its duties under the 1940 Act, as well as under the general principles of state law in reviewing and approving advisory contracts; the requirements of the 1940 Act in such matters; the fiduciary duty of investment advisers with respect to advisory agreements and compensation; the standards used by courts in determining whether investment company boards have fulfilled their duties; and the factors to be considered by the board of directors in voting on such agreements. To assist the board of directors in its evaluation of the New Advisory Agreement, the Independent Directors received materials in advance of the meeting from FCIC Advisors that included, among other things, a comparison of the fee rates charged by advisers to competing non-traded BDCs. The board of directors applied its business judgment to determine whether the arrangement between the Company and FCIC Advisors is reasonable business arrangement from the Company’s perspective as well as from the perspective of the Company’s stockholders.

Below is an overview of the primary factors the board of directors considered in connection with the review of the New Advisory Agreement. No single factor was determinative in the board’s conclusion; rather, the board considered a variety of factors.

Nature, Extent and Quality of Services Provided to the Company.

In connection with the investment advisory services to be provided under the New Advisory Agreement, the board of directors took into account detailed discussions with representatives of FCIC Advisors regarding management of the Company. The board of directors noted that following the Acquisition, Derek Taller, Chief Executive Officer, Reid Maclellan, Chief Operating Officer, and David Lessen, Chief Financial Officer, were appointed as executive officers of the Company and in charge of the Company’s investment strategy. Each also serves on FCIC Advisors’ Investment Committee and would be in charge in executing the Company’s investment strategy. In connection with the board of directors’ review, the board of directors obtained information regarding professional credentials and investment experience for each of the newly appointed Company officers. Based on the information provided, the board determined that the level and quality of the services to be provided to the Company by FCIC Advisors would be in line with the level and quality of service required to execute the Company’s investment strategy. The board of directors also considered the representations from FCIC Advisors that the Company’s operations would be managed in much the same manner as they have historically been managed, except that the Company would have access to additional resources from StHealth, as a result of the Acquisition.

The board of directors also discussed the anticipated financial condition of FCIC Advisors following the change in control, and StHealth’s commitment to provide financial support to FCIC Advisors and the Company. A StHealth representative provided the board of directors with a presentation regarding StHealth’s structure, its financial condition and its commitment to support the Company and its fundraising efforts. StHealth’s ability to support the operations of FCIC Advisors and its commitment to supporting the Company’s operations was a factor in the Board’s approval of the New Advisory Agreement. The board of directors also considered that the compliance policies and procedures, disaster recovery plans, information security controls and insurance program of FCIC Advisors and the Company did not change following the change in control of FCIC Advisors. Based on this review, the board of directors concluded that the range and quality of services provided by FCIC Advisors to the Company was expected to continue under the New Advisory Agreement at the same or improved levels.

Investment Performance of the Company.

The board of directors considered the investment philosophy and experience of the newly appointed investment team, consisting of Derek Taller, Reid Maclellan, and David Lessen. The board of directors considered the investment experience of the newly appointed investment team, and their ability to continue investing the Company’s assets consistent with the Company’s investment objective and strategy.

Costs of Services Provided by FCIC Advisors.

In evaluating the costs of the services to be provided by FCIC Advisors under the New Advisory Agreement, the board of directors considered, among other things, whether there would be any change in the advisory fee rates or other expenses under the New Advisory Agreement as compared to the Original Advisory Agreement. The board of directors noted that the New Advisory Agreement is substantially similar in many respects to the Original Advisory Agreement and that, while the incentive fee has changed, as described above, the amount of the management fee has remained identical.

Economies of Scale and Fee Levels Reflecting Those Economies.

The board of directors considered any potential economies of scale that may result from the change in control of FCIC Advisors and determined that any change in economies of scale would be speculative at present.

Other Benefits to FCIC Advisors.

The board of directors determined that the fees payable to FCIC Advisors under the Interim Advisory Agreement and the New Advisory Agreement were reasonable, taking into consideration other benefits to FCIC Advisors. The board of directors also considered other benefits to FCIC Advisors as a result of the change in control of FCIC Advisors and noted that no additional benefits were reported by FCIC Advisors.

Board Determination.

After discussion, the board of directors, including each Independent Director, voting separately, concluded that, based upon such information as they considered necessary to the exercise of their reasonable business judgment, it was in the best interests of the Company to approve the New Advisory Agreement for the terms set forth in each agreement. In particular, the board of directors viewed the following items as positively influencing its decision to approve the New Advisory Agreement: (a) the resources of StHealth and its commitment to the Company, (b) the fact that the operations of the Company were not expected to otherwise materially change following the change in control, and (c) the terms of the advisory fees payable to FCIC Advisors under the New Advisory Agreement were in line with, or were lower than, advisory fees paid to competing publicly-registered, non-traded BDCs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into the Original Advisory Agreement and the Interim Advisory Agreement with FCIC Advisors. Pursuant to the Original Advisory Agreement and the Interim Advisory Agreement, we pay FCIC Advisors a base management fee and an incentive fee.

Allocation of FCIC Advisors’ Time

We rely on FCIC Advisors to manage our day-to-day activities and to implement our investment strategy. FCIC Advisors and certain of its affiliates may in the future be involved with activities which are unrelated to us. As a result of these activities, FCIC Advisors, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they may become involved. FCIC Advisors and its employees will devote only as much of its or their time to our business as FCIC Advisors and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, FCIC Advisors, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us.

However, we believe that the members of FCIC Advisors’ senior management and the other key investment professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time.

Competition and Allocation of Investment Opportunities

Concurrent with our continuous offering, employees of FCIC Advisors may simultaneously provide investment advisory services to other accounts. Currently, FCIC Advisors does not engage in market transactions where order aggregation may arise, as FCIC Advisors does not presently have any client other than us but may have additional clients in the future that may have investment objectives similar to ours.

Subject to certain 1940 Act restrictions on co-investments with affiliates, FCIC Advisors may determine it appropriate for us and one or more other investment accounts managed by FCIC Advisors or any of its affiliates to participate in an investment opportunity. For example, we generally will not be permitted to co-invest with certain entities affiliated with FCIC Advisors in transactions originated by FCIC Advisors or its affiliates unless we obtain an exemptive order from the SEC. We presently do not have exemptive relief under the 1940 Act to engage in such co-investments. Consequently, we can only co-invest alongside FCIC Advisors or its affiliates in accordance with existing regulatory guidance and the allocation policies of FCIC Advisors and its affiliates, as applicable. To the extent we are able to make co-investments with investment accounts managed by FCIC Advisors or its affiliates, these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts. In addition, conflicts of interest or perceived conflicts of interest may also arise in determining which investment opportunities should be presented to us and other participating accounts.

To mitigate these conflicts, FCIC Advisors will seek to execute such transactions on a fair and equitable basis and in accordance with its allocation policies, taking into account various factors, which may include: the source of origination of the investment opportunity; investment objectives and strategies; tax considerations; risk, diversification or investment concentration parameters; characteristics of the security; size of available investment; available liquidity and liquidity requirements; regulatory restrictions; and/or such other factors as may be relevant to a particular transaction. If investment opportunities are not allocable among us and other clients of FCIC Advisors because only one account may partake in such an opportunity at one time, investment opportunities will be allocated on a rotational basis among all clients of FCIC Advisors, including us, that are eligible to participate in such opportunities. FCIC Advisors will also utilize the allocation policies described above if we co-invest with other clients of FCIC Advisors and its affiliates in transactions where price is the only negotiated point. We are prohibited from engaging in co-investment transactions where terms other than price are to be negotiated unless we obtain exemptive relief from the SEC. There can be no assurance that if we apply for such exemptive relief, it will be granted.

Investments

As a BDC, we may be limited in our ability to invest in any portfolio company in which any fund or other client managed by FCIC Advisors or its affiliates has an investment. We may also be limited in our ability to co-invest in a portfolio company with FCIC Advisors or one or more of its affiliates. In general, we may not invest in general partnerships or joint ventures with affiliates (other than publicly registered affiliates) unless we meet several conditions, including that there are no duplicate fees to FCIC Advisors. Our ability to invest in general partnerships or joint ventures with non-affiliates that own specific assets is also subject to several conditions, including requirements that we own a controlling interest in any entity, and that no duplicate fees are allowed to FCIC Advisors.

Appraisal and Compensation

Our charter provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all our assets will be obtained from a competent independent expert which will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and shall indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent expert shall be for the exclusive benefit of our stockholders. A summary of such appraisal shall be included in a report to our stockholders in connection with a proposed roll-up. All stockholders will be afforded the opportunity to vote to approve such proposed roll-up, and shall be permitted to receive cash in an amount of such stockholder’s pro rata share of the appraised value of our net assets.

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dismissal of Previous Accountant and Engagement of New Accountant

On August 24, 2017, the Company’s audit committee dismissed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm. The audit report of RSM on the financial statements of the Company as of and for the years ended December 31, 2015 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2015 and 2016 and the subsequent interim period through August 24, 2017, there were no disagreements between the Company and RSM on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreement in its report on the Company’s financial statements, and there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except there existed a difference of opinion between the Company and RSM that had not been resolved to the satisfaction of RSM relating to the Company’s investments in First Capital Retail, LLC (“FCR”). Specifically, the Company’s investments in FCR may be deemed to have been transactions with an affiliate under Section 57 of the 1940 Act and/or a transaction with a related party as defined under U.S. generally accepted accounting principles. If either determination were made, further investigation may conclude that such determination, if not reflected in the Company’s financial statements to be filed for the quarters ended March 31, 2017 and June 30, 2017, could materially impact the reliability of the Company’s financial statements for such periods. The Company authorized RSM to respond to any inquiries regarding the foregoing by Malone Bailey LLP, which has been engaged by the Company as its new independent registered public accounting firm, as discussed below.

On September 1, 2017, RSM furnished a letter stating that it disagreed with the Company’s characterization of its reasons for dismissing RSM. RSM believed it was dismissed because of a disagreement on matters of accounting principles and financial statement disclosure. Specifically, it noted that it communicated concerns to the Company regarding the Company’s investments in FCR and that its concerns had not been resolved at the time of its dismissal.

Malone Bailey LLP (“Malone Bailey”), an independent registered public accounting firm located at 9801 Westheimer Rd, Houston, TX 77042, was engaged by the audit committee on September 8, 2017 and ratified by the board of directors to serve as our independent public accountant on June 29, 2018.

During the Company’s fiscal years ended December 31, 2015 and 2016 and the period from January 1, 2017 through September 8, 2017, the Company did not consult with Malone Bailey on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Malone Bailey did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Independent Public Accountant’s Fees

RSM US LLP performed various audit and other services for us during 2016 and 2017. Fees for professional services provided by RSM US LLP in 2016 and 2017 in each of the following categories are:

	2017	2016
Audit Fees	$57,600	$30,000
Audit-Related Fees	0	16,000
Tax Compliance and Consulting Fees	5,000	1,600
All Other Fees	40,163	11,096
Total Fees	$102,763	$58,696

“Audit Fees” relate to fees and expenses billed by Malone Bailey LLP for the annual audit, including the audit of our financial statements, review of our quarterly financial statements and for comfort letters and consents related to stock issuances.

“Audit-Related Fees” relate to fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

“Tax Fees” relate to fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

“All Other Fees” relate to fees for any services not included in the above-described categories.

Pre-Approval Policies and Procedures

Our Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permitted non-audit services for the Company. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is considered at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Malone Bailey LLP to management. All of the audit and permitted non-audit services described above for which RSM US LLP billed the Company for the fiscal years ended December 31, 2017 and 2016 were pre-approved by the Audit Committee.

Audit Committee Report

The Audit Committee operates under a written charter adopted by our board of directors. The Audit Committee is currently composed of Mr. Davi and Mr. Grant. Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with Standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles (“GAAP”). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Review with Management

The Audit Committee has reviewed, and discussed with management, the Company’s audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

By the annual meeting the Audit Committee plans to review and discuss the Company’s audited financial statements with management and Malone Bailey, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee will discuss the results of Malone Bailey’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also will review the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC.

The Audit Committee also discussed with Malone Bailey matters relating to Malone Bailey’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by the Public Company Accounting Oversight Board Accounting Standard 16 (Communication with Audit Committees). In addition, the Audit Committee has discussed with Malone Bailey its independence from management and the Company, as well as the matters in the written disclosures received from Malone Bailey and required by Public Company Accounting Oversight Board Rule 3520 (Auditor Independence). The Audit Committee received a letter from Malone Bailey confirming its independence and discussed it with them. The Audit Committee discussed and reviewed with Malone Bailey the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of Malone Bailey’s audits and all fees paid to Malone Bailey during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by Malone Bailey for the Company. The Audit Committee has reviewed and considered the compatibility of Malone Bailey’s performance of non-audit services with the maintenance of Malone Bailey’s independence as the Company’s independent registered public accounting firm.

Conclusion

Based on the Audit Committee’s review and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee’s review of the Company’s audited financial statements, the representations of management and the report of Malone Bailey to the Audit Committee, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC. The Audit Committee also recommended the selection of Malone Bailey to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2018.

Respectfully Submitted,

The Audit Committee

Jeff Davi

Frank Grant

The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MALONE BAILEY LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

AVAILABLE INFORMATION

Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Under the MGCL, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our charter; (ii) our bylaws; (iii) minutes of the proceedings of our stockholders; (iv) annual statements of affairs; and (v) any voting trust agreements. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors.

We intend to maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, as part of our books and records, and such list will be available for inspection by any stockholder at our office. We intend to update the stockholder list at least quarterly to reflect changes in the information contained therein, including substituted investors. In the case of assignments, where the assignee does not become a substituted investor, we will recognize the assignment not later than the last day of the calendar month following a receipt of notice assignment and required documentation. In addition to the foregoing, Rule 14a-7 under the Exchange Act, provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. The stockholder list will be sent within ten days of receipt by us of the request, and a stockholder requesting a list may be required to pay reasonable costs of duplication. The stockholder list shall be printed in alphabetical order, on white paper and in readily readable type size (in no event smaller than 10-point font). If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or any other information for any commercial purpose of not related to the requesting stockholder’s interest in our affairs.

We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

SUBMISSION OF STOCKHOLDER PROPOSALS

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Our 2019 Annual Meeting will be held in August 2019. We will consider for inclusion in our proxy materials for the 2019 Annual Meeting stockholder proposals that are received at our executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on March 20, 2019, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act.

Any stockholder who wishes to propose a nominee to the board of directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of our bylaws. A stockholder who intends to present a proposal at the next annual meeting, including the nomination of a director, must submit the proposal in writing to Secretary, First Capital Investment Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, and the proposal should be received by the Company no later than March 20, 2019. In the event that the date of the 2019 Annual Meeting of Stockholders is advanced or delayed by more than thirty (30) days from the first anniversary of the date that this proxy statement is first mailed to stockholders, a timely notice by the stockholder must be delivered no earlier than 120 days prior to the first anniversary of the notice of mailing of this information statement and not later than the close of business on the later of (i) the 90th day prior to the date of mailing of this information statement or (ii) the tenth day following the day on which public announcement of the date of mailing of the notice for the 2019 Annual Meeting of Stockholders is first made. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice explains the privacy policies of First Capital Investment Corporation and its affiliated companies. This notice supersedes any other privacy notice you may have received from First Capital Investment Corporation.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

•	Authorized Employees of FCIC Advisors. It is our policy that only authorized employees of FCIC Advisors who need to know your personal information will have access to it.
•

Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•

Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein.

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

APPENDIX A

Form of Investment Advisory and Administrative Services Agreement

FORM OF INVESTMENT ADVISORY AND

ADMINISTRATIVE SERVICES AGREEMENT

BETWEEN

FIRST CAPITAL INVESTMENT CORPORATION

AND

FCIC ADVISORS LLC

This Investment Advisory and Administrative Services Agreement (the “Agreement”) is made as of this [___] day of [ ], 2018, by and between FIRST CAPITAL INVESTMENT CORPORATION, a Maryland corporation (the “Corporation”), and FCIC ADVISORS LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Corporation is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act” or “1940 Act”); and

WHEREAS, the Adviser is an investment adviser that has not registered as an investment adviser because of available exemptions from applicable state law; and

WHEREAS, the Adviser intends to register as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), when it is required to so register;

WHEREAS, the Corporation desires to retain the Adviser, from the date hereof and for the period set forth herein, to furnish investment advisory services to the Corporation and to provide for the administrative services necessary for the operation of the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) Retention of Adviser. The Corporation hereby appoints the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the board of directors of the Corporation (the “Board” or “Board of Directors”), for the period and upon the terms herein set forth:

(i)	in accordance with the investment objectives, policies and restrictions that are set forth in the Corporation’s Registration Statement on Form N-2 filed with the SEC, as amended from time to time (the “Registration Statement”), the Corporation’s prospectus that forms a part of the Registration Statement, as amended and supplemented (the “Prospectus”), and/or the Corporation’s periodic reports filed with the SEC from time to time; and

(ii)	during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Corporation’s articles of amendment and restatement (“Articles”) and bylaws (the “Bylaws”), in each case as may be amended from time to time.

(b) Responsibilities of Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i)	determine the composition and allocation of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes;

(ii)	identify, evaluate and negotiate the structure of the investments made by the Corporation;

(iii)	execute, monitor and service the Corporation’s investments;

(iv)	determine the securities and other assets that the Corporation shall purchase, retain, or sell;

(v)	perform due diligence on prospective portfolio companies; and

(vi)	provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably request or require for the investment of its funds.

(c) Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Corporation hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation. In the event that the Corporation determines to acquire debt financing, the Adviser shall arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Board. If it is necessary or appropriate for the Adviser to make investments on behalf of the Corporation through one or more special purpose vehicles, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicles and to make such investments through such special purpose vehicles in accordance with the Investment Company Act.

(d) Administrative Services. Subject to the supervision, direction and control of the Board, the provisions of the Articles and Bylaws and applicable federal and state law, the Adviser shall perform, or cause to be performed by other persons, all administrative services in connection with the operation of the Corporation.

(e) Acceptance of Employment. The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(f) Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject to the oversight of the Adviser and the Corporation.

(i)	The Adviser and not the Corporation shall be responsible for any compensation payable to any Sub-Adviser.

(ii)	Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including without limitation the requirements relating to the Board and the Corporation’s stockholder approval thereunder, and other applicable federal and state law.

(iii)	Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(g) Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(h) Record Retention. Subject to review by, and the overall control of, the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and shall surrender promptly to the Corporation any such records upon the Corporation’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records.

The following provisions in this Section 1 shall apply for only so long as shares of common stock of the Corporation (“Common Stock”) are not listed on a national securities exchange.

(i) Administrator. The Adviser shall, upon request by an official or agency administering the securities laws of a state, province or commonwealth (an “Administrator”), submit to such Administrator the reports and statements required to be distributed to the Corporation’s stockholders pursuant to this Agreement, the Registration Statement and applicable federal and state law.

(j) Fiduciary Duty. It is acknowledged that the Adviser shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Corporation, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Corporation. The Adviser shall not, by entry into an agreement with any stockholder of the Corporation or otherwise, contract away the fiduciary obligation owed to the Corporation and the Corporation’s stockholders under common law.

2. The Corporation’s Responsibilities and Expenses Payable by the Corporation.

(a) Adviser Personnel. All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Corporation.

(b) Costs. Subject to the limitations on reimbursement of the Adviser as set forth in Section 2(c) below, the Corporation, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its operations and transactions, including (without limitation): expenses deemed to be “organization and offering expenses” of the Corporation for purposes of Conduct Rule 2310(a)(12) of the Financial Industry Regulatory Authority (for purposes of this Agreement, such expenses, exclusive of commissions, the dealer manager fee and any discounts, are hereinafter referred to as “Organization and Offering Expenses”); corporate and organizational expenses relating to offerings of shares of Common Stock, subject to limitations included in the Agreement; the cost of calculating the Corporation’s net asset value, including the cost of any third-party pricing or valuation firms; the cost of effecting sales and repurchases of shares of Common Stock and other securities; fees payable to third parties relating to, or associated with, making investments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments; research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data); transfer agent and custodial fees, fees and expenses associated with marketing efforts; federal and state registration fees; federal, state and local taxes; fees and expenses of directors not also serving in an executive officer capacity for the Corporation or the Adviser; brokerage commissions for the Corporation’s investments; costs associated with the Corporation’s chief compliance officer; costs of proxy statements, stockholders’ reports, notices and other filings; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; rent or depreciation, utilities, capital equipment or other costs of the Adviser’s own administrative items; direct costs such as printing, mailing, long distance telephone and staff costs associated with the Corporation’s reporting and compliance obligations under the Investment Company Act and applicable federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002, as amended; fees and expenses associated with accounting, corporate governance, independent audits and outside legal costs; and all other expenses incurred by the Adviser, any Sub-Adviser or the Corporation in connection with administering the Corporation’s business, including expenses incurred by the Adviser or any Sub-Adviser in performing administrative services for the Corporation and administrative personnel paid by Adviser, to the extent they are not controlling persons of the Adviser or any of its affiliates.

The following provisions in this Section 2(c) shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(c) Limitations on Reimbursement of Expenses.

(i)	In addition to the compensation paid to the Adviser pursuant to Section 3, the Corporation shall reimburse the Adviser for all expenses of the Corporation incurred by the Adviser as well as the actual cost of goods and services used for or by the Corporation and obtained from entities not affiliated with the Adviser. The Adviser may be reimbursed for the administrative services performed by it on behalf of the Corporation; provided, however, the reimbursement shall be an amount equal to the lower of the Adviser’s actual cost or the amount the Corporation would be required to pay third parties for the provision of comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Corporation on the basis of assets, revenues, time allocations and/or other reasonable metrics. No reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be: salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any executive officer or board member of the Adviser (or any individual performing such services) or a holder of 10% or greater equity interest in the Adviser (or any person having the power to direct or cause the direction of the Adviser, whether by ownership of voting securities, by contract or otherwise).

(d) Periodic Reimbursement. Expenses incurred by the Adviser on behalf of the Corporation and payable pursuant to this Section 2 shall be reimbursed no less than monthly to the Adviser. The Adviser shall prepare a statement documenting the expenses of the Corporation and the calculation of the reimbursement and shall deliver such statement to the Corporation prior to full reimbursement.

3. Compensation of the Adviser. The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. See Appendix A for examples of how these fees are calculated.

(a) Base Management Fee. The Base Management Fee shall be calculated at an annual rate of 2.0% of the Corporation’s average monthly gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average monthly value of the Corporation’s gross assets during the most recently completed calendar quarter. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in any such other quarter prior to the occurrence of a liquidity event (as such term is defined in the Prospectus) as the Adviser shall determine. The Base Management Fee for any partial quarter shall be appropriately prorated.

(b) Incentive Fee. The Incentive Fee shall consist of two parts, as follows:

(i)	The first part, referred to as the “Subordinated Incentive Fee on Interest or Dividend Income,” shall be calculated and payable quarterly in arrears based on the Corporation’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Subordinated Incentive Fee on Interest or Dividend Income shall be subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on the average Adjusted Capital (as defined below) for the most recently completed calendar quarter, of 0.496% (2.0% annualized), subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Corporation receives from portfolio companies) accrued during the calendar quarter, minus the Corporation’s operating expenses for the quarter (including the Base Management Fee, expenses reimbursed to the Adviser under this Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Corporation has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

For purposes of this fee, “Adjusted Capital” shall mean cumulative gross proceeds generated by the Corporation from sales of shares of Common Stock (including proceeds from the Corporation’s distribution reinvestment plan) reduced for amounts paid for share repurchases pursuant to the Corporation’s share repurchase program.

The calculation of the Subordinated Incentive Fee on Interest or Dividend Income for each quarter is as follows:

(A)	No Subordinated Incentive Fee on Interest or Dividend Income shall be payable to the Adviser in any calendar quarter in which the Corporation’s Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 0.496% (2.0% annualized) (the “Preferred Return”) on Adjusted Capital;

(B)	100% of the Corporation’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Preferred Return but is less than or equal to 0.619% in any calendar quarter (2.5% annualized) shall be payable to the Adviser. This portion of the Corporation’s Subordinated Incentive Fee on Interest or Dividend Income that exceeds the Preferred Return but is less than or equal to 0.619% is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20.0% on all of the Corporation’s Pre-Incentive Fee Net Investment Income when the Corporation’s Pre-Incentive Fee Net Investment Income reaches 0.619% in any calendar quarter (2.5% annualized); and

(C)	20.0% of the amount of the Corporation’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 0.619% in any calendar quarter (2.5% annualized) shall be payable to the Adviser once the Preferred Return and catch-up have been achieved (20.0% of the Corporation’s Pre-Incentive Fee Net Investment Income thereafter shall be allocated to the Adviser).

(ii)	The second part of the incentive fee, referred to as the “Incentive Fee on Capital Gains,” shall be an incentive fee on capital gains and shall be determined and payable in arrears as of the end of each quarter (or upon termination of this Agreement). This fee shall equal 20.0% of the Corporation’s incentive fee capital gains, which shall equal the Corporation’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. Incentive fees not paid at the end of the calendar year in which they were earned will accrue until such time when the management chooses to pay them.

4. Covenants of the Adviser.

(a) Adviser Status. The Adviser covenants that it will be registered as an investment adviser under the Advisers Act when it is required to so register and will maintain such registration until such time as its registration is no longer within the SEC’s jurisdiction under Sections 203 and 203A of the Advisers Act. The Adviser agrees to perform its duties and obligations to the Corporation and otherwise conduct its business and operations as if it were registered as an investment adviser with the SEC under the Advisers Act. The Adviser agrees that it owes the Corporation the same fiduciary duties as if it were registered as an investment adviser with the SEC under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

The following provisions in this Section 4 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(b) Reports to Stockholders. The Adviser shall prepare or shall cause to be prepared and distributed to stockholders during each year the following reports of the Corporation (either included in a periodic report filed with the SEC or distributed in a separate report):

(i)	Quarterly Reports. Within 60 days of the end of each quarter, a report containing the same financial information contained in the Corporation’s Quarterly Report on Form 10-Q filed by the Corporation under the Securities Exchange Act of 1934, as amended.

(ii)	Annual Report. Within 120 days after the end of the Corporation’s fiscal year, an annual report containing:

(A)	A balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;

(B)	A report of the activities of the Corporation during the period covered by the report;

(C)	Where forecasts have been provided to the Corporation’s stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and

(D)	A report setting forth distributions by the Corporation for the period covered thereby and separately identifying distributions from (i) cash flow from operations during the period; (ii) cash flow from operations during a prior period which have been held as reserves; and (iii) proceeds from disposition of the Corporation’s assets.

(iii)	Previous Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser pursuant to Section 2(c) for the previous fiscal year. The special report shall at a minimum provide:

(A)	A review of the allocations of individual employees, the costs of whose services were reimbursed; and

(B)	A review of the specific nature of the work performed by each such employee.

(iv)	Proposed Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements pursuant to Section 2(c) of this Agreement for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.

(c) Reports to Administrators. The Adviser shall, upon written request of any Administrator, submit any of the reports and statements to be prepared and distributed by it pursuant to this Section 4 to such Administrator.

(d) Reserves. In performing its duties hereunder, the Adviser shall cause the Corporation to provide for adequate reserves for normal replacements and contingencies (but not for payment of fees payable to the Adviser hereunder) by causing the Corporation to retain a reasonable percentage of proceeds from offerings and revenues.

(e) Recommendations Regarding Reviews. From time to time and not less than quarterly, the Adviser must review the Corporation’s accounts to determine whether cash distributions are appropriate. The Corporation may, subject to authorization by the Board, distribute pro rata to the stockholders funds received by the Corporation which the Adviser deems unnecessary to retain in the Corporation. In no event, however, shall funds be advanced to, or borrowed by, the Corporation for the purpose of distributions, if the amount of such distributions would exceed the Corporation’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues, and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

(f) Temporary Investments. The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Corporation into short term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Corporation and the nature, timing and implementation of any changes thereto pursuant to Section 1(b); provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Adviser shall cause any proceeds of the offering of the Corporation’s securities not committed for investment within the later of two years from the initial date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable Administrator, to be paid as a distribution to the stockholders of the Corporation as a return of capital without deduction of Front End Fees (as defined below).

5. Brokerage Commissions, Limitations on Front End Fees; Period of Offering; Assessments.

(a) Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net results for the Corporation.

The following provisions in this Section 5 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(b) Limitations. Notwithstanding anything herein to the contrary:

(i)	All fees and expenses paid by any party for any services rendered to organize the Corporation and to acquire assets for the Corporation (“Front End Fees”) shall be reasonable and shall not exceed 15% of the gross offering proceeds, regardless of the source of payment. Any reimbursement to the Adviser or any other person for deferred organizational and offering expenses, including any interest thereon, if any, will be included within this 15% limitation.

(ii)	The Adviser shall commit at least eighty-two percent (82%) of the gross offering proceeds towards the investment or reinvestment of assets and reserves as set forth in Section 4(d) above on behalf of the Corporation. The remaining proceeds may be used to pay Front End Fees.

6. Other Activities of the Adviser.

The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation, so long as its services to the Corporation hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Corporation’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Corporation, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8. Indemnification; Limitation of Liability.

(a) Indemnification. The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser or such other person in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings)) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, to the extent such damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Articles or, for only as long as the shares of Common Stock are not listed on a national securities exchange, the provisions of Section II.G of the Omnibus Guidelines published by the North American Securities Administrators Association on March 29, 1992, as it may be amended from time to time. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of any liability to the Corporation or its stockholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). As long as the shares of Common Stock are not listed on a national securities exchange, nothing in the preceding sentence shall be construed to limit the scope or applicability of Sections 8(b) and 8(c).

The following provisions in this Section 8 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(b) Limitations on Indemnification. Notwithstanding Section 8(a) to the contrary, the Corporation shall not provide for indemnification of the Indemnified Parties for any liability or loss suffered by the Indemnified Parties, nor shall the Corporation provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(i)	the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Corporation;

(ii)	the Indemnified Party was acting on behalf of or performing services for the Corporation;

(iii)	such liability or loss was not the result of negligence or misconduct by the Indemnified Party; and

(iv)	such indemnification or agreement to hold harmless is recoverable only out of the Corporation’s net assets and not from stockholders.

Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(i)	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

(ii)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.

(c) Advancement of Funds. The Corporation shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought and will do so if:

(i)	the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation;

(ii)	the Indemnified Party provides the Corporation with written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met;

(iii)	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

(iv)	the Indemnified Party provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

9. Effectiveness, Duration and Termination of Agreement.

(a) Term and Effectiveness. This Agreement shall become effective on the date first set forth above, such being the date on which this Agreement has been executed following: (1) approval of the Corporation’s Board of Directors, including approval by a vote of a majority of the Directors who are not “interested persons” (as defined in the 1940 Act) of the Adviser or the Corporation, cast in person at a meeting called for the purpose of voting on such approval; (2) the approval by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Corporation. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date that is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect, subject to paragraph 9(b), so long as such continuance is approved at least annually (a) by either the Corporation’s Board of Directors or by a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Corporation and (b) in either event, by the vote of a majority of the Directors of the Corporation who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b) Termination. This Agreement may be terminated at any time, without the payment of any penalty, by the vote of the Corporation’s Board of Directors or by the “vote of a majority of the outstanding voting securities” or by the Adviser in each case on not more than 60 days’ prior written notice to the other party. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or expiration, the provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof.

(c) Payments to and Duties of Adviser Upon Termination.

(i)	After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Corporation within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.

(ii)	The Adviser shall promptly upon termination:

(A)	Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(B)	Deliver to the Board all assets and documents of the Corporation then in custody of the Adviser; and

(C)	Cooperate with the Corporation to provide an orderly management transition.

The following provisions in this Section 9 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(d) Other Matters. Without the approval of holders of a majority of the shares of Common Stock entitled to vote on the matter, the Adviser shall not: (i) amend this Agreement except for amendments that do not adversely affect the interests of the stockholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Corporation and would not materially adversely affect the stockholders; (iii) appoint a new Adviser; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of the Corporation’s business; or (v) cause the merger or other reorganization of the Corporation. In the event that the Adviser should withdraw pursuant to (ii) above, the withdrawing Adviser shall pay all expenses incurred as a result of its withdrawal. The Corporation may terminate the Adviser’s interest in the Corporation’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Corporation. If the Corporation and the Adviser cannot agree upon such amount, then such amount will be determined in accordance with the then-current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Adviser and the Corporation. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Corporation.

10. Conflicts of Interests and Prohibited Activities.

The following provisions in this Section 10 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(a) No Exclusive Agreement. The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Corporation.

(b) Rebates, Kickbacks and Reciprocal Arrangements.

(i)	The Adviser agrees that it shall not (A) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (B) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (C) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.

(ii)	The Adviser agrees that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell shares of Common Stock or give investment advice to a potential stockholder; provided, however, that this subsection shall not prohibit the payment to a registered broker-dealer or other properly licensed agent of sales commissions for selling or distributing shares of Common Stock.

(c) Commingling. The Adviser covenants that it shall not permit or cause to be permitted the Corporation’s funds to be commingled with the funds of any other entity. Nothing in this Subsection 10(c) shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Corporation’s funds are protected from the claims of other programs and creditors of such programs.

11. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12. Amendments.

This Agreement may be amended in writing by mutual consent of the parties hereto, subject to the provisions of the Investment Company Act and the Articles.

13. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Corporation is regulated as a BDC under the Investment Company Act and the Adviser is regulated as an investment adviser under the Advisers Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act and the Advisers Act, respectively, and any other then-current regulatory interpretations thereunder. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FIRST CAPITAL INVESTMENT CORPORATION

By:
Name:	Reid Maclellan
Title:	Chief Operating Officer

FCIC ADVISORS LLC

By:
Name:	Derek Taller
Title:	Chief Executive Officer

[Signature Page to Investment Advisory Agreement]

Appendix A

NOTE: All percentages herein refer to Adjusted Capital.

Example 1: Subordinated Incentive Fee on Interest or Dividend Income for Each Calendar Quarter

Scenario 1

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.00%

Preferred return(1) = 0.496%

Base Management Fee(2) = 0.5%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%

Pre-Incentive Fee Net Investment Income

(investment income – (Base Management Fee + other expenses)) = 0.30%

Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate, therefore there is no Subordinated Incentive Fee on Interest or Dividend Income payable.

Scenario 2

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.25%

Preferred return(1) = 0.496%

Base Management Fee(2) = 0.5%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%

Pre-Incentive Fee Net Investment Income

(investment income – (Base Management Fee + other expenses)) = 0.55%

Subordinated Incentive Fee on Interest or Dividend Income = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)

= 100% x (0.550% – 0.496%)

= 0.054%

Pre-Incentive Fee Net Investment Income exceeds the preferred return rate, but does not fully satisfy the “catch-up” provision, therefore the Subordinated Incentive Fee on Interest or Dividend Income is 0.054%.

Scenario 3

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.5%

Preferred return(1) = 0.496%

Base Management Fee(2) = 0.5%

 Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%

Pre-Incentive Fee Net Investment Income

(investment income – (Base Management Fee + other expenses)) = 2.8%

Catch up = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)

Subordinated Incentive Fee on Interest or Dividend Income = 100% × “catch-up” + (20.0% × (Pre-Incentive Fee Net Investment Income – 0.619%))

Catch up = 0.619% – 0.496%

= 0.00123%

Subordinated Incentive Fee on Interest or Dividend Income = (100% × 0.00123%) + (20.0% × (2.8%-0.619%))

= 0.123% + (20.0% × 2.181%)

= 0.123% + 0.4362%

= 0.56%

Pre-Incentive Fee Net Investment Income exceeds the preferred return and fully satisfies the “catch-up” provision, therefore the Subordinated Incentive Fee on Interest or Dividend Income is 0.56%.

(1)	Represents 2.0% annualized preferred return.

(2)	Represents 2.0% annualized Base Management Fee on average monthly gross assets. Examples assume assets are equal to Adjusted Capital.

(3)	Excludes organizational and offering expenses.

(4)	The “catch-up” provision is intended to provide the Adviser with an incentive fee of 20.0% on all Pre-Incentive Fee Net Investment Income when the Corporation’s net investment income exceeds 0.619% in any calendar quarter.

Example 2: Incentive Fee on Capital Gains

Scenario 1:

Assumptions

Year 1:  $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

Year 2:  Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

Year 3:  FMV of Investment B determined to be $25 million

Year 4:  Investment B sold for $31 million

The Incentive Fee on Capital Gains would be:

Year 1:  None

Year 2:  Incentive Fee on Capital Gains of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20.0%)

Year 3:  None → $5 million (20.0% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2)

Year 4:  Incentive Fee on Capital Gains of $200,000 → $6.2 million ($31 million cumulative realized capital gains multiplied by 20.0%) less $6 million (Incentive Fee on Capital Gains taken in Year 2)

Scenario 2

Assumptions

Year 1:  $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

Year 2:  Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3:  FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4:  FMV of Investment B determined to be $35 million

Year 5:  Investment B sold for $20 million

The capital gains incentive fee, if any, would be:

Year 1:  None

Year 2:  $5 million Incentive Fee on Capital Gains → 20.0% multiplied by $25 million ($30 million realized capital gains on Investment A less unrealized capital depreciation on Investment B)

Year 3:  $1.4 million Incentive Fee on Capital Gains → $6.4 million (20.0% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million Incentive Fee on Capital Gains received in Year 2

Year 4:  None

Year 5:  None → $5 million (20.0% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative Incentive Fee on Capital Gains paid in Year 2 and Year 3

* The returns shown are for illustrative purposes only. No Subordinated Incentive Fee on Interest or Dividend Income is payable to the Adviser in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate. Positive returns are shown to demonstrate the fee structure and there is no guarantee that positive returns will be realized. Actual returns may vary from those shown in the examples above.

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PROXY

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned holder of shares of First Capital Investment Corporation, a Maryland corporation (the "Company"), hereby appoints Reid Maclellan and David Lessen, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of First Capital Investment Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, at 10:00 A.M., Eastern Standard Time, on August 7, 2018, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and to otherwise represent the undersigned at the Meeting with all the powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement (the terms of each of which are incorporated by reference herein). The undersigned hereby revokes any proxy previously given with respect to the Meeting.

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